Exhibit 99.2

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR proposals 1 and 2.

	For	Against	Abstain
1. Proposal to approve the Agreement and Plan of Merger, dated as of April 13, 2016, as amended (the "Merger Agreement"), among Apple Hospitality REIT, Inc. ("Apple Hospitality"), Apple REIT Ten, Inc. ("Apple Ten") and 34 Consolidated, Inc., a wholly owned subsidiary of Apple Hospitality ("Acquisition Sub"), the related plan of merger, the merger and the other transactions contemplated by the Merger Agreement, pursuant to which Apple Ten will merge with and into Acquisition Sub (the "merger"), with Acquisition Sub being the surviving corporation in the merger and remaining a wholly owned subsidiary of Apple Hospitality (the "Apple Ten Merger Proposal").	☐	☐	☐
2. Proposal to approve the adjournment of the Apple Ten special meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Apple Ten Merger Proposal.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

0000296556_1 R1.0.1.25

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com

Apple REIT Ten, Inc.
Special Meeting of Shareholders
August 31, 2016 10:00 AM EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) David Buckley and Bryan Peery, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the Shares (including each Series A preferred share and each common share) of Apple REIT Ten, Inc. that the shareholder(s) is/are entitled to vote on such proposal at the Special Meeting of Shareholders to be held at 10:00 AM EDT on August 31, 2016, at 814 East Main Street Richmond, VA 23219, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no such direction is made, this proxy will be voted "FOR" proposals 1 and 2 and, with respect to all other matters as may properly come before the meeting, in discretion of the proxies named above.

Continued and to be signed on reverse side

0000296556_2 R1.0.1.25

PROXY Apple REIT Ten, Inc. 814 East Main Street Richmond, VA 23219

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David Buckley and Bryan Peery as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all Series B convertible preferred shares of Apple REIT Ten, Inc., a Virginia corporation (“Apple Ten”), held by the undersigned on July 22, 2016, at the Apple Ten special meeting of shareholders to be held at 10:00 a.m., Eastern time, on August 31, 2016, at 814 East Main Street, Richmond, Virginia 23219, or any adjournments or postponements thereof.

1.
Proposal to approve the Agreement and Plan of Merger, dated as of April 13, 2016, as amended (the “Merger Agreement”), among Apple Hospitality REIT, Inc. (“Apple Hospitality”), Apple REIT Ten, Inc. (“Apple Ten”) and 34 Consolidated, Inc., a wholly owned subsidiary of Apple Hospitality (“Acquisition Sub”), the related plan of merger, the merger and the other transactions contemplated by the Merger Agreement, pursuant to which Apple Ten will merge with and into Acquisition Sub (the “merger”), with Acquisition Sub being the surviving corporation in the merger and remaining a wholly owned subsidiary of Apple Hospitality.

FOR           ❒                                AGAINST                                ❒                      ABSTAIN                      ❒

2.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Apple Ten special meeting or any adjournments or postponements of the Apple Ten special meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ABOVE.

(Continued on reverse side)

Please indicate whether you plan to attend the Apple Ten special meeting in person:         ❒     Yes           ❒     No

Please print exact name(s) in which shares are registered, and sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or other entity, please sign in partnership or other entity name by authorized person.

The undersigned acknowledges receipt of the Joint Proxy Statement/Prospectus accompanying the Notice of the Special Meeting of Apple Ten Shareholders, together with this Proxy.  The undersigned hereby revokes any proxy heretofore given to vote shares held by the undersigned at the Apple Ten special meeting.

Dated: , 2016
Printed Name

Signature

Signature if held jointly

Please mark, sign, date and return this Proxy Card promptly using the enclosed envelope.

Instead of returning this Proxy Card, you may submit your proxy by telephone or through the Internet.  To submit your proxy by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions.  To submit your proxy through the Internet, visit www.proxyvote.com.  If you submit your proxy by telephone or through the Internet, you will be asked to provide the company number and control number from this Proxy Card.  Proxies submitted by telephone or through the Internet must be received by 11:59 p.m., Eastern time, on August 30, 2016.
Title of Signing Person (if applicable)